UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 9, 2009

KOWABUNGA! INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive, Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(727) 324-0046

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant's Certifying Accountant.

On July 2, 2009, the Audit Committee of Kowabunga! Inc. met and authorized management to terminate the relationship with Grant Thornton LLP as its independent registered public accounting firm. On July 9, 2009, a formal determination was made by the company to dismiss Grant Thornton LLP as its independent registered public accounting firm. Grant Thornton LLP had served as our independent registered public accounting firm since June 9, 2008 and Grant Thornton LLP audited our financial statements for the period ended December 31, 2008. The dismissal of Grant Thornton LLP was approved by the Audit Committee of Board of Directors. Grant Thornton LLP did not resign or decline to stand for re-election.

The report of Grant Thornton LLP dated March 30, 2009 on our balance sheet as of December 31, 2008 and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles.

During our most recent fiscal year and the subsequent interim period preceding our decision to dismiss Grant Thornton LLP we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Grant Thornton LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K, except that in connection with the December 31, 2008 audit, Grant Thornton LLP communicated with management and the Audit Committee that there was a material weakness in internal control over financial reporting, which was reported in Item 9A. of the Form 10-K.

On July 14, 2009 we engaged Kirkland, Russ, Murphy & Tapp, P.A. to serve as our independent registered public accounting firm. During our two most recent fiscal years and the subsequent interim period prior to retaining Kirkland, Russ, Murphy & Tapp, P.A. (1) neither we nor anyone on our behalf consulted Kirkland, Russ, Murphy & Tapp, P.A. regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) Kirkland, Russ, Murphy & Tapp, P.A. did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

We provided Grant Thornton LLP with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Grant Thornton LLP is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

16.1

Letter dated July 14, 2009 from Grant Thornton LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOWABUNGA! INC.

Date: July 14, 2009	By:	/s/ Gail L. Babitt
Gail L. Babitt, Chief Financial Officer

3